SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2004

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	0-9435	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

   1703 Edelweiss Drive, Cedar Park, Texas 78613
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (512) 250-8692

_____________________________________________________
(Former name or former address, if changed since last report)
ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 30, 2004, the board of directors approved the election of Mr. Dan Robinson to serve as a member of the board of directors, filling the vacancy recently created by the resignation of a director.

There exists no arrangements or understanding between the Company or an affiliate of the Company and Mr. Robinson respecting his service as a director.

It is expected that Mr. Robinson will serve as a member of both the audit and compensation committees of the board.

ITEM 7.01       REGULATION FD DISCLOSURE

       The Company has issued a press release announcing that Mr. Dan Robinson has been elected to serve on the Company's Board of Directors.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS
(a)	Exhibit
Item	Title
99.1	Press Release dated August 30, 2004.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIELDPOINT PETROLEUM CORPORATION
Date: August 30, 2004	By: /s/ Ray Reaves Ray Reaves, President